Exhibit 99.3

         AMENDMENT NO. 1 TO AMENDED AND RESTATED RIGHTS AGREEMENT

            This AMENDMENT NO. 1, dated as of November 30, 1998, is between Bankers Trust Corporation, a New York corporation (the "Corporation"), and Harris Trust and Savings Bank, N.A., as Rights Agent (the "Rights Agent").

                                 Recitals

            WHEREAS, the Corporation and the Rights Agent are parties to an Amended and Restated Rights Agreement, dated as of February 22, 1988, as amended as of November 26, 1997 (the "Rights Agreement"); and

            WHEREAS, Deutsche Bank AG, an Aktiengesellschaft organized under the laws of the Federal Republic of Germany ("Parent") and the Corporation propose to enter into an Agreement and Plan of Merger (as it may be amended from time to time pursuant to the terms thereof, the "Merger Agreement") pursuant to which the Corporation will merge with a wholly-owned subsidiary of Parent (the "Merger"), and a related Stock Option Agreement by and between the Corporation, as issuer, and Parent, as grantee (the "Option Agreement"). The Board of Directors of the Corporation has approved the Merger Agreement, the Merger and the Option Agreement; and

            WHEREAS, pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Corporation has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the foregoing and the Corporation and the Rights Agent desire to evidence such amendment in writing;

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

            (a) Amendment of Section 1(a).  Section 1(a) of the
Rights Agreement is amended to add the following sentence at the end thereof:

      "Notwithstanding anything in this Rights Agreement to the contrary, neither Parent nor any Affiliate thereof shall be deemed to be an Acquiring Person by virtue of (i) the consummation of the Merger, (ii) the execution of the Merger Agreement and the Option Agreement, or (iii) the consummation of the other transactions contemplated in the Merger Agreement and the Option Agreement, or any or all of the foregoing in combination."

             (b) Amendment of Section 1(h).  Section 1(h) of the
Rights Agreement is amended and restated to read as follows:

                              (i)  "Final Expiration Date" shall have the
                              meaning set forth in Section 7 hereof.

                              (ii) "Merger" shall have the meaning set forth in the Merger Agreement.

                              (iii) "Merger Agreement" shall mean that certain Agreement and Plan of Merger, dated as of November 30,

                              1998, by and among Parent, Circle
                              Acquisition Corporation and the Corporation, as amended from time to time pursuant to the terms thereof.

                              (iv) "Option Agreement" shall mean that certain Stock Option Agreement, dated as of November 30, 1998, by and between Parent, as grantee, and the Corporation, as issuer, as amended from time to time pursuant to the terms thereof.

                              (v) "Parent" shall mean Deutsche Bank AG, an Aktiengesellschaft organized under the laws of the Federal Republic of Germany.

            (c) Amendment of Section 3(a).  Section 3(a) of the
Rights Agreement is amended to add the following sentence at the end thereof:

      "Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as the result of (i) the consummation of the Merger, (ii) the execution of the Merger Agreement and the Option Agreement or
      (iii) the consummation of the other transactions contemplated in the Merger Agreement and the Option Agreement, or any or all of the foregoing in combination."

            (d) Amendment of Section 7. Section 7(a) of the Rights Agreement is amended by striking the phrase "or (iii) the time at which such rights are exchanged as provided in Section 24 hereof" at the end thereof and substituting therefor the phrase "(iii) the time at which such rights are exchanged as provided in Section 24 hereof, or (iv) the consummation of the Merger."

            (e) Amendment of Section 13. Section 13 of the Rights Agreement is amended to add the following sentence at the end thereof:

      "Notwithstanding anything in this Rights Agreement to the contrary, (i) the consummation of the Merger, (ii) the execution of the Merger Agreement and the Option Agreement and (iii) the consummation of the other transactions contemplated in the Merger Agreement and the Option Agreement, separately or in combination, shall not be deemed to be events of the type described in the first sentence of this Section 13 and shall not cause the Rights to be adjusted or exercisable in accordance with, or any other action to be taken or right or obligation to arise pursuant to, this Section 13."

            (f) Effectiveness. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

            (g) Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This

Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No.1 to be fully executed, all as of the date and year first above written.





                                    BANKERS TRUST CORPORATION



                                    /s/ James T.Byrne
                                    -----------------
                                    Name: James T. Byrne
                                    Title:Senior Vice President



                                    HARRIS TRUST AND SAVING BANK,
                                    as Rights Agent



                                    /s/ Donald W. Koslow
                                    --------------------
                                    Name: Donald W. Koslow
                                    Title:Vice President